HARRIS + HARRIS GROUP

SHAREHOLDER UPDATE CALL JANUARY 10, 2017

FIRST. TRANSFORMATIVE. PROVEN.

TRANSFORMING THE FUTURE

NASDAQ : TINY



SAFE HARBOR STATEMENT

This presentation may contain statements of a forward-looking nature relating to future events. Statements contained in this presentation that are forward-looking statements are intended to be made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed herein.

Please see the Company's Annual Report on Form 10-K, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc. undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.

In connection with the transactions referred to in this communication, the Company will file a definitive proxy statement and related materials with the Securities and Exchange Commission ("SEC") pertaining to a Special Meeting of Shareholders (the "Special Meeting"). SHAREHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE SPECIAL MEETING THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE SPECIAL MEETING. Shareholders will be able to obtain a free copy of that definitive proxy statement and other materials (when available) that the Company files with the SEC at the SEC's website at *http://www.sec.gov*. That definitive proxy statement and these other materials will also be available free of charge by directing a request to Harris & Harris Group, Inc., Attn: Investor Relations, 1450 Broadway, 24th Floor, New York, NY 10018, or from the Company at www.hhvc.com.

The Company, its directors and its named executive officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders in connection with the Special Meeting. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company's proxy statement filed on April 20, 2016, for the 2016 Annual Meeting of Shareholders. To the extent that holdings of the Company's securities on the part of those individuals have changed since the date of that proxy statement, those changes have been reflected on Statements of Changes in Ownership on Forms 3 or 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. More current information regarding the interests of the directors and named executive officers of the Company will be contained in the definitive proxy statement referred to in the preceding paragraph.

We Need to Change

In letters to shareholders over the last few years we noted the challenges we face in our business:

- Changing nature of venture capital requires greater control over investments
- Structural changes in the public markets have reduced small IPOs dramatically, with companies staying private longer and requiring more capital from us
- We believe that our BDC structure presents significant hurdles to us
- Regulatory burdens imposed post-2004 have had a high cost to small firms such as ours

Change announced in December 20, 2016 Letter

1. Separate Harris & Harris Group, Inc. into two companies:

   A. 180 Degree Capital Corp ("180") – shepherd our existing portfolio to attempt to maximize returns by investing in what we believe are undervalued small, publicly traded companies with potential for aggressive growth in a structure that seeks to reduce our expenses

   B. HALE.life Corp ("HALE") – an operating company that takes a portion of our precision health and medicine assets and combines them to deliver products that we believe have the potential to change how physicians provide and patients receive healthcare

Benefits of Restructuring Path

We believe this restructuring :

1) Is the best opportunity to increase shareholder value
2) Focuses the company and permits clear strategic messaging
3) Allows the maturing portfolio to reach exits in a cost-effective manner
4) Provides income and net asset growth over shorter, more predictable timeframes
5) Enables us to grow our precision health and medicine assets by combining them into a controlled operating company

180° CAPITAL CORP

Value Creation Through Constructive Activism

Investor Presentation

January 2017

Firm Overview

- Formed from investment management business of Harris & Harris Group.
- Restructured from BDC to closed-end fund:
  - reduce operating costs and regulatory burden.
  - increase management time on value creation for shareholders.
- Led by Kevin Rendino, CEO, and Daniel Wolfe, President, CFO, CCO.
- Initial focus on shepherding existing portfolio to attempt to maximize value.
- Future investment focus in value creation through constructive activism in what we believe are deeply undervalued **public** companies.

We believe 180 will be able to generate income and grow NAV/share over *shorter*, *more predictable* timeframes than our historical norms.

Executive Management



Kevin Rendino, CEO of 180 Degree Capital Corp, is a financial services leader with three decades of Wall Street experience and expertise in capital markets, value investing and global equity markets. For over twenty years, Kevin worked on one fund, Basic Value Fund, with a consistent Graham and Dodd focus, at the same firm, BlackRock/Merrill Lynch. He was the Value team leader, overseeing 11 funds and $13B in assets, a member of Blackrock's Leadership Committee and a frequent contributor to CNBC, Bloomberg TV, Fox Business, The New York Times and The Wall Street Journal. For the entirety of his money management career, 12/31/92 to 6/30/12, Kevin ranked in top quartile, and beat competitor average and SPX by over 100 basis points. He also received numerous Lipper awards for Investment Excellence during his tenure. Since 2012, Kevin has served as Chairman/CEO of RGJ Capital, where he leads a value investing focus.



Daniel Wolfe, President, Chief Financial Officer and Chief Compliance Officer of 180 Degree Capital Corp, is responsible for day-to-day management of the operations, finance, legal and compliance functions of the firm, as well as being active in the management of the company's investment portfolio. Daniel has significant experience in capital formation at all stages of a company's evolution including sourcing and structuring of private, public and debt financings and identifying and evaluating M&A opportunities. He also established and manages the Company's co-investment fund, H&H Co-Investment Partners, LLC and established and executed H&H's debt investment strategy, designing and structuring the securities through which 180's predecessor, Harris & Harris Group, invested. He is a current and past member of the board of directors of multiple privately held portfolio companies and one publicly traded portfolio company.

Initial Focus: Seek Maximization of Returns from Existing Portfolio

- We believe our existing portfolio can generate meaningful aggregate gains on aggregate invested capital over time.

Top Ten Investments By Value[(1)]		
Portfolio Company	Value as of 09/30/2016	Cumulative % of Equity Focused Venture Capital Portfolio
D-Wave Systems, Inc.	$11,498,191	22%
AgBiome, LLC	$7,837,991	37%
HZO, Inc.	$5,755,099	48%
Adesto Technologies Corporation[(2)]	$3,274,256	54%
TARA Biosystems, Inc.	$3,223,388	60%
Mersana Therapeutics, Inc.	$2,784,940	65%
ORIG3N, Inc.	$2,669,372	71%
EchoPixel, Inc.	$1,687,431	74%
Produced Water Absorbents, Inc.	$1,424,750	76%
NGX Bio, Inc.	$1,372,767	79%

(1) Does not include holdings of Metabolon, Inc. as these holdings were sold during the fourth quarter of 2016.
(2) Publicly traded portfolio company. Value as of December 30, 2016.
Note: Amounts realized from all investments may be materially different than the values listed above.

We Believe Our Structure Has Inherent Unrecognized Value

- We believe that the public markets are not currently attributing value to our structure that affords:
  - Permanent capital
  - Flexible investment focus
  - Ability to raise capital into and manage drop-down funds
  - A clean structure for public listing of private fund

- We believe that our new simplified structure and focus could lead to partnerships or other opportunities.

Our Go-Forward Investment Focus

- We need to generate income and grow NAV/share over *shorter*, *more predictable* timeframes than our historical norms. This is a challenge for H&H's historical model of investing in private companies.

- Go-forward investment focus:
  - Identify and target what we believe are deeply undervalued *public companies* where we:
    - Understand the markets that these companies target
    - Can purchase meaningful ownership/control
    - Believe we can add value through active, hands-on constructive activism
    - Invest at valuations that provide significant margin of safety
    - Identify catalysts/changes that we believe can unlock value
    - Believe we can generate meaningful returns in **1-3 years**.

- Initial focus on <$100 million market capitalization public companies.

Opportunity Analysis

- Why does the opportunity for value creation exist in U.S. micro-capitalization publicly traded stocks?
  - Management and boards often:
    - Prioritize growth over cash flows
    - Overvalue market perception of story versus certainty
    - Favor status quo rather than change
    - Lack intimate knowledge of desires of "buy side" investors and the workings of the public markets in general
    - Mischaracterize "short-term viability" as detractor of "long-term growth"
  - Analyst coverage is miniscule to non-existent.
  - Few investors are willing/able to spend the time and energy identifying, conducting diligence and actively engaging with such companies.

Elements of Constructive Activism

- We are *not* corporate raiders. Our ultimate goal is to engage constructively with existing boards and management teams to unlock value through:
  - Realignment of financial performance to achieve growth of cash flows not just revenues
  - Improving investor relations strategies and outreach
  - Evaluation of strategic options including mergers, acquisitions, sales, divestitures
  - Identification of complementary talent and expertise
  - Introductions to value-add resources and capabilities
  - Alignment of interests with and support from large shareholders
- We are not adverse, however, to pursuing change through other routes including:
  - Private and public shareholder communications
  - Proxy solicitations
- All efforts will be grounded by and based on our fundamental research and diligence.

Shareholder Activism in Small Capitalization Companies is Growing



$50m to under $250m
Less than $50m
Companies Receiving Activist Attention
60
40
20
0
2010
16

Source: Activist Insight; Data through July 2016.

"[From January to July 2016], 61 micro-cap companies, those with a market capitalisation of $50m to $250m, have found themselves on the receiving end of attention from activist funds... because [these] companies are less well researched by analysts, have access to fewer corporate advisers, and are less likely to follow corporate governance best practices, the potential for unlocking big share price gains may be greater than at larger groups"

Source: Financial Times, August 28, 2016

Our Strategy Shifts the Control of Value Creation Back to Us

	Venture Capital (Historical H&H Focus)	Traditional, Long-Only Micro-Capitalization Funds	180 Degree Capital Corp
Target	Privately held companies	Any public company	Any public company
Value/Entry Price	Uncertain due to private status	At market, no premium	At market, no premium (common stock) Potential at or below market (income-producing securities)
Securities	Non-income producing convertible preferred stock	Common stock	Common stock (primary focus); preferred stock and income-producing securities (secondary focus)
Plan	Initial control that diminishes over time due to additional fundraising	No control	Constructive activism[1]
Execution Influence	Active -> passive over time	Passive/dependent ownership size	Active/dependent ownership size
Liquidity	Illiquid Requires sale of company, IPO or secondary sale	Liquid[2] Can exit through sale of stock in open market[2]	Liquid[2] Can exit through sale of stock in open market[2]
Investment Timeline	Needs willing buyer, secondary sale or public offering	Inability to control time to reach price target	Potential opportunity to realize investments early if/when market reflects value
Control of Exit Timing	Generally little to none	Full control[2]	Full control[2]

(1) Subject, in certain cases, to shareholders and/or board approval as well as applicable law.
(2) Subject to applicable law.

What Will Shareholders See If We Change From a BDC to a Closed End Fund

- Lower operating expenses resulting primarily from less regulatory burden.
  - Current estimated savings of at least $800k per year.
- Financial reports will be filed with the SEC on:
  - Forms N-CSR (Annual Report), N-CSRS (Semiannual Report), and N-Q (Off Quarters) as a closed end fund; versus
  - Forms 10-K (Annual Report) and 10-Q (Quarterly Reports) as a BDC.
- No change in valuation process used to determine fair value of Level 3 (privately held) investments.

Note: A more comprehensive comparison of a BDC to a closed end fund will be provided in a definitive proxy statement and related materials in connection with a special meeting of shareholders related, in part, to the potential withdrawal of Harris & Harris Group's election to be treated as a business development company.

Summary

- Initial focus on shepherding existing portfolio to attempt to maximize value at reduced expense to shareholders.
- Future investment focus in value creation through constructive activism in what we believe are deeply undervalued ***public*** companies.
- We are actively seeking opportunities to partner with others seeking similar strategies.

180° CAPITAL CORP

Kevin M. Rendino
kevin@180degreecapital.com

Daniel B. Wolfe
daniel@180degreecapital.com

HALE.LIFE CORP

Healthcare that is
Precise, Predictive, Collaborative

www.hale.life

HALE.LIFE

The Opportunity:

- $250 Billion Primary Care Market ready for disruption
- Consumers are expecting more from medicine (and willing to pay for it)
- New precision medicine solutions are ready for prime time: Genetics, Metabolomics, Microbiome, and Others
  - ➢ But, they are hard to access



Practice Management System
Proprietary Analytics Platform
Communication Portal
Precision Medicine Technologies
Functional Medicine Practices
Consumers

HALE.life provides individualized information from next-generation, precision medicine products to physicians and consumers through software management systems used by the growing population of functional and integrative medicine practices

HALE.LIFE

HALE.life 2017 Milestones

1. Fundraising & strategic partnerships
2. Unlocking new markets for Muses' analytical products
3. Opening expansion opportunities for Essential's functional medicine management services

➢ Acquisition and Investment Validation

HLI Raised $120 Million at $1.2 Billion Valuation	**Foundation Medicine** $1 Billion Acquisition of Controlling Interest by Roche	**Healthways** $850+ Million Market Cap
Merge Healthcare $1 Billion Acquisition by IBM	**Invitae** Raised $102 Million in IPO, Initial Mkt Cap of $500 Million	**Precision Health Initiative** $215 Million in Funding

➢ Major players are growing in the space

verily

Duke Integrative Medicine

MAYO CLINIC CareNetwork

Cleveland Clinic